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                                                                    EXHIBIT 23.1

                             CONSENT OF HOBE & LUCAS

Hobe & Lucas
CERTIFIED PUBLIC ACCOUNTANTS, INC.

                                                   4807 Rockside Road, Suite 510
                                                        Independence, Ohio 44131
                                                             Tel: (216) 524-8900
                                                             Fax: (216) 524-8777

                                         March 25, 2002

Mr. James Rallo
President and Chief Executive Officer
American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, OH 44001

      RE:   Consent to Incorporation of Independent Auditors' Report

Dear Mr. Rallo:

      This firm was the independent auditor for American Stone Industries, Inc. (the "Company") for the fiscal year ended December 31, 2001. In this context, we understand that the Company is filing a Form 10-KSB with the Securities & Exchange Commission and has filed a Form S-8 with the Securities & Exchange Commission (registration number 333-74899).

      Pursuant to Item 601(b)(23) of Regulation S-K, this letter will serve as our consent for the Company to file with the Form 10-KSB and incorporate by reference in the Form S-8 our Independent Auditors' Report dated February 12, 2002 for fiscal year ended December 31, 2001 and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.


                                        /s/ Hobe & Lucas

                                        Hobe & Lucas,
                                        Certified Public Accountants, Inc.


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